                                       EXHIBIT 23.3

               Consent of Richards, Layton & Finger

We hereby consent to the reference to us in the Prospectus constituting part of this Registration Statement on Form S-1 (Nos. 333-_________) under the heading "Legal Matters." In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities
Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Richards, Layton & Finger
---------------------------------
Richards, Layton & Finger

Wilmington, Delaware
July 15, 1999